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                                     FORM 1

                                   (Section 5)

                                   COMPANY ACT

                                   MEMORANDUM

         I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

         1.       The name of the Company is MILLENNIUM RESOURCES INC.

         2. The authorized capital of the Company consists of TWENTY FIVE MILLION (25,000,000) Common shares without par value.

         3. I agree to take the number of shares in the Company set opposite my name.

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FULL NAME, RESIDENT ADDRESS AND                    NUMBER OF SHARE TAKEN
OCCUPATION OF SUBSCRIBER                               BY SUBSCRIBER
------------------------------------------------------------------------
_________________________________
ROBERT M. FOLEY                                    One (1) Common share
#2204-2075 Comox Street
Vancouver, B.C.
Businessman
------------------------------------------------------------------------
TOTAL SHARES TAKEN:                                One (1) Common share
------------------------------------------------------------------------
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                      DATED the 22nd day of December, 1986.